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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Scientific Games Corporation:

        We consent to the incorporation by reference in the registration statements (No's 33-82612, 33-46594, 33-27737, 33305811, 333-44983, 333-44979, 333-101725 and 333-101729) on Form S-8 of Scientific Games Corporation of our report dated February 21, 2003, relating to the consolidated balance sheets of Scientific Games Corporation and subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), cash flows, and related financial statement schedule for the year ended October 31, 2000, the two months ended December 31, 2000, and the years ended December 31, 2001 and 2002, which report appears in the Form 10-K of Scientific Games Corporation for the year ended December 31, 2002.

        Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002.

Short Hills, New Jersey
March 24, 2003

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS